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                                                                   EXHIBIT 99.01
RESALE PROSPECTUS

                           UNITED HERITAGE CORPORATION

                        2,000,000 SHARES OF COMMON STOCK


WHO IS OFFERING THE COMMON STOCK AND RECEIVING PROCEEDS FROM ANY SALES. The shares of common stock described in this prospectus are being offered for sale from time to time by some of our current shareholders who acquired the shares pursuant to various stock option plans and agreements. The selling stockholders will receive all of the proceeds from any sales. We will not receive any of the proceeds.

HOW SALES WILL BE MADE; PRICE OF SHARES. The selling stockholders may sell the shares of common stock at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. Shares may be sold at the market price of the common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares.

FEES AND EXPENSES. The selling shareholders will pay all brokerage fees and commissions and similar sale-related expenses. United Heritage is paying expenses relating to the registration of the shares with the Securities and Exchange Commission. Our common stock is listed on the NASDAQ Small Cap Market and the Boston Stock Exchange under the symbol "UHCP". On November ___, 2000, the last reported sale price for our common stock on the NASDAQ Small Cap Market was $___ per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


--------------------------------------------------------------------------------
               The date of this prospectus is November ___, 2000.




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                                TABLE OF CONTENTS


                                                                   PAGE
                                                                    NO.
                                                                    ---
UNITED HERITAGE CORPORATION

USE OF PROCEEDS

SELLING STOCKHOLDERS

PLAN OF DISTRIBUTION

LEGAL MATTERS

EXPERTS

WHERE YOU CAN FIND MORE INFORMATION




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                           UNITED HERITAGE CORPORATION

         United Heritage Corporation has its principal office in Cleburne, Texas, and operates its business through its wholly owned subsidiaries, National Heritage Sales Corporation, UHC Petroleum Corporation, UHC Petroleum Services Corporation, and UHC New Mexico Corporation. The Company is a Utah corporation formed in 1981. United Heritage and its subsidiaries currently have a total of eleven employees.

         These subsidiaries conduct business in two segments. National Heritage Sales engages in operations in the meat industry, supplying beef and other meat products to grocery store chains for sale to consumers. The other subsidiaries are engaged in activities oil and gas industry. in South Texas that produce from the Val Verde Basin and in the southeastern New Mexico portion of the Permian Basin oil field.

         United Heritage's executive offices are located at 2 North Caddo Street, Cleburne, Texas 76031, telephone number (817) 641-3681.

                                 USE OF PROCEEDS

         All shares of common stock sold pursuant to this prospectus will be sold by the selling shareholders and United Heritage Corporation will not receive any of the proceeds from such sales.

                              SELLING SHAREHOLDERS

         The selling shareholders acquired the shares of common stock offered by this prospectus from United Heritage Corporation pursuant to various stock option plans and stock option agreements.

         Our registration of these shares does not necessarily mean that the selling shareholders will sell all or any of these shares.

         The following table provides information regarding the beneficial ownership of our common stock by the selling shareholders, as of ______.

         The following table shows the name of each selling shareholder, any position, office or other material relationship he or she has had with United Heritage in the past three years, the amount of shares of United Heritage common stock held by him or her prior to the offering, the percent of the outstanding shares held by that person now, the number of shares he or she is offering for sale, and the percent the person will hold if all of the shares offered are sold.


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

                                                                           NUMBER OF
                                                        NUMBER           SHARES OFFERED
                       POSITION, OFFICER OR OTHER    OF SHARES HELD        FOR SALE
SELLING SHAREHOLDER      MATERIAL RELATIONSHIP                         (& REMAINING %)(1)


          [To Be Completed Pursuant To Instruction C.3(a) to Form S-8]

----------------------------------
     (1) Percentages shown are the percent of the outstanding shares of common stock the shareholder will hold if all of the shares indicated are sold, computed in accordance with the rules of the SEC.

                              PLAN OF DISTRIBUTION

         The shares of common stock may be offered from time to time by the selling shareholders or their donees, pledges, transferees or other successors in interest for resale by this prospectus in one or more transactions at fixed prices, at market prices at the same time of sale, at varying prices determined at the time of sale or at negotiated prices. The selling shareholders may offer their shares of common stock in one or more of the following transactions:

     -        to or through dealers or agents:

     -        directly by the selling shareholders;

     -        through agents;

     -        in brokerage transactions;

     - on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, including the NASDAQ Small Cap Market and the Boston Exchange;

     -        in the over-the-counter markets;

     -        in private transactions;

     - for settlement of short sales, or through long sales, options or transactions involving cross or block trades;

     -        by pledge to secure debts and other obligations; or

     - a combination of any of the above transactions or by any other legally available means.

                                  LEGAL MATTERS

                  The validity of the shares of common stock offered pursuant to this prospectus has been passed upon by Patrick A. Reardon, Attorney-at-Law, Fort Worth, Texas.

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                      Sequentially Numbered Pages Per Rule 403(d): Page 25 of 26

                                     EXPERTS

                  The consolidated financial statements of United Heritage Corporation as of March 31, 2000 and 1999 and for each of the years in the three-year period ended March 31, 2000, have been audited by Weaver & Tidwell, L.L.P., independent certified public accountants, as set forth in their report on the consolidated financial statements. The consolidated financial statements are included in United Heritage Corporation's annual report on Form 10-K, as amended, for the year ended March 31, 2000 and incorporated by reference in this prospectus. The report of Weaver & Tidwell, L.L.P. also is incorporated by reference in this prospectus. The consolidated financial statements of United Heritage Corporation referred to above are incorporated by reference in this prospectus in reliance upon the reports and upon the authority of this firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         As required by the Securities Act of 1933, as amended, United Heritage Corporation filed a registration statement (No. 333- ) relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.

         United Heritage Corporation files annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy any document United Heritage Corporation files at the SEC's public reference rooms in Washington, D. C., New York City and Chicago, Illinois. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

         The SEC allows United Heritage Corporation to "incorporate by reference" the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that United Heritage Corporation files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. United Heritage Corporation incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended

         (a) Annual Report on Form 10-K, as amended, for the year ended March 31, 2000

         (b) Quarterly Report on Form 10-Q for the quarter ended September 30, 2000;

         (c) The description of the Common Stock contained in the Company's registration statement filed pursuant to Section 12 of the Exchange Act, and all amendments thereto and reports which have been filed for the purpose of updating such description.

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                      Sequentially Numbered Pages Per Rule 403(d): Page 26 of 26

           All documents United Heritage Corporation files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the completion of the offering of the securities described in this prospectus from the date of filing of such documents.

           You may request a copy of these filings, at no cost, by writing or telephoning United Heritage Corporation at:

                               MR. WALTER G. MIZE,
                            CHAIRMAN, PRESIDENT & CEO
                           UNITED HERITAGE CORPORATION
                                  P.O. BOX 1956
                           CLEBURNE, TEXAS 76033-1956

                               TEL. (817) 477-5324

           You should rely only on the information provided in this prospectus, as well as the information incorporated by reference. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date on the front of the applicable document. No offer of these securities is being made in any state where the offer is not permitted.